UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 1, 2019

Viking Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37355	46-1073877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12340 El Camino Real, Suite 250, San Diego, California 92130

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 704-4660

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	VKTX	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock, par value $0.00001 per share	VKTXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

In this report, “Viking Therapeutics,” “Viking,” “Company,” “we,” “us” and “our” refer to Viking Therapeutics, Inc.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 1, 2019, the Board of Directors (the “Board”) of the Company appointed S. Kathy Rouan, Ph.D. as a Class II director of the Company.

S. Kathy Rouan, Ph.D., age 57, is an experienced drug developer and leader with 29 years of pharmaceutical industry experience.  She was appointed Senior Vice President and Head of Projects, Clinical Platforms and Sciences (PCPS) at GlaxoSmithKline plc (GSK) in May 2016, following a 27 year career in a range of discovery and development roles.   The PCPS organization within GSK encompasses the Global Clinical Operations, Statistics and Programming, Clinical Pharmacology, GCP Quality, Third Party Resourcing and Project Management functions and includes approximately 1,800 staff in 20 countries.  Dr. Rouan was the Head of Research & Development for Stiefel, a dermatology focused subsidiary of GSK, from 2013 to 2016.  Currently, Dr. Rouan is serving as a non-executive Board member at Navidea Pharmaceuticals, Inc.

Dr. Rouan joined GSK in 1989 with a background in Pharmaceutical Sciences focusing on formulation development of protein pharmaceuticals.  In 1993, she moved into Project Leadership and Management becoming Vice President and Head of Metabolism and Pulmonary Project Management in 1999.  Dr. Rouan continued to lead Projects in a number of therapeutic areas, including Cardiovascular, Immunoinflammation and Gastroenterology therapy areas.  In 2007, she led the development, submission and approval of Arzerra (ofatumumab) in refractory chronic lymphocytic leukemia in addition to leading its development in other oncology and autoimmune indications.  In 2012, Dr. Rouan became Head of Biopharmaceutical Development responsible for the delivery of GSK’s portfolio of biopharmaceutical medicines.

Dr. Rouan earned a Ph.D. in Pharmaceutical Sciences from the University of Rhode Island, while conducting her research at Pfizer’s Immunoinflammation Research group in Groton, Connecticut.  She holds a B.Pharm., First Class Honours, from the University of London.

In accordance with the Company’s non-employee director compensation policy (the “Director Compensation Policy”) and in connection with Dr. Rouan’s appointment to the Board, on July 1, 2019, Dr. Rouan was granted a stock option to purchase 55,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The option will vest in full one year from the date of grant, subject to Dr. Rouan’s continuous service through such date.

As a non-employee director of the Company, Dr. Rouan will also be entitled to receive cash compensation for her service on the Board and any committees to which she may be appointed, as well as (beginning in 2020) an annual stock option award, in each case in accordance with the terms of the Director Compensation Policy. The full text of the Director Compensation Policy has been filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission on March 13, 2019 and is incorporated by reference herein.

The Company also entered into an indemnity agreement with Dr. Rouan in the same form as its standard form of indemnification agreement with its other directors.

There are no family relationships between Dr. Rouan and any director or executive officer of the Company and she was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person.  Dr. Rouan has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

On July 2, 2019, the Company issued a press release announcing the appointment of Dr. Rouan to the Board. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description
99.1	Press Release dated July 2, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viking Therapeutics, Inc.

Date: July 2, 2019	By:	/s/ Brian Lian, Ph.D.
Brian Lian, Ph.D.
President and Chief Executive Officer